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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 27, 2003

                              Visual Frontier, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its chapter)

           Delaware                      333-67126            333-0883404
   ----------------------------        ---------------     -------------------
   (State or other jurisdiction        Commission File       (IRS Employer
      of incorporation)                   Number)          Identification No.)


      7F, No. 50 Min Chiun Road
      Shin-Dien City
      Taipei Hsien,
      Taiwan, R.O.C.
      (Address of principal executive offices)                  NA
                                                       -----------------------
                                                            (Zip Code)


Registrant's telephone number, including area code 886-2-66299233

Air Test Technology Inc., 4190 Bonita Road, Suite 105, Bonita, CA 91902
-----------------------------------------------------------------------
(Former name or former address, if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

As of May 27, 2003, Visual Frontier, Inc., formerly Air Test Technology, Inc. (the "Company")(OTCBB: "VFTR"), a Delaware corporation (the "Company"), consummated a Stock Purchase Agreement with Visual Frontier (BVI) Ltd., a corporation organized under the laws of the British Virgin Islands ("Visual"). Pursuant to the Agreement, the Company purchased all of the issued and outstanding shares of Visual common stock for 36,000,000 shares of the Company's common stock; 4,001,000 shares held by affiliates of the Company were cancelled.

Before the closing, the Company, formerly known as Air Test Technology Inc. had changed its name to Visual Frontier, Inc.; the Company's shares will continue to be quoted and traded from time to time on the Over-the-Counter Bulletin Board under the trading symbol "VFTR." Also in connection with the closing, all directors and executive officers of the Company resigned and the following persons were appointed to the indicated offices and positions: Moreal Chu, president and general manager; Starcia Chang, sales deputy general manager; Sam Tseng, executive deputy general manager; Pascal Chu, project manager; and Simon Chungh, development manager.

VISUAL'S BUSINESS

Visual, a holding company established in 1990, is engaged by and through subsidiaries in the computer peripheral industry, primarily of optical storage devices focused on CD-RW drives with DVD read capability, known as combo drives, for such OEM customers as Yamaha, Philips and FreeCom. Visual believes that the demand for external optical storage drives is increasing, driven partly by the increasing popularity of smaller and more portable computers and other handheld electronic devices and lacking a built-in optical drive. Therefore, Visual is focusing development on the external CD/CD-RW/ combo and DVD+/-RW technologies for storing, displaying and distributing digital content.

Visual believe that it has several important competitive advantages: more than 10 years of proven reliability; the latest styling; understanding the customer's need for performance, durability and modern styling; fast development time; and a strong R&D focus.

According to Moreal Chu, president and general manager, Visual has determined to change its business strategy from one historically focused on the OEM customer to a distribution strategy based upon building strong relationships among distributors in the Company's core European market, based upon the trend to notebooks from desktop computers and the increasingly small size of notebooks and the resulting need to make optical drives external rather than internal.


VISUAL'S KEY MANAGEMENT TEAM consists of:

Moreal Chu, age 50, President and General Manager. Mr. Chu, a graduate of the National Taipei University of Technology with a major in industrial design, has been President and General Manager of Visual since 1998. He is responsible for research and development. Previously, he was with Kinpo Electronics, Inc.

Starcia Chang, age 51, Sales Deputy General Manager. Ms. Chang, a graduate from the law program at Fu Jen Catholic University, joined Visual in 2002 as general auditor, business manager and deputy general manager following many years in management and sales for such publicly held companies as Delta Electronics, Inc. and Slimax International Inc. She plays a key role in marketing.

Sam Tseng, age 52, Executive Deputy General Manager. Mr. Tseng, who studied mechanical


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engineering at the National Taipei University of Technology, joined
Visual in 2001; he is manager of product development. Previously, he was with Slimax International Inc. and Enlight Corporation.

Pascal Chu, age 54, Project Manager. Mr. Chu graduated from National ChinYi Institute of Technology with a major in electrical engineering and joined Visual in 2001 following his association with Good Will Instrument Co., Ltd. He is responsible for production management and model development as well as marketing.

Simon Chungh, age 53, Development Manager. Mr. Chungh graduated from MingHsin University of Science and Technology with a major in electronic engineering. He is responsible for engineering external optical storage devices and was responsible for the first generation of combo drives.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBIT

(a), (b) Pursuant to Items 7(a)(4) and 7(b)(2), financial statements and pro forma financial information relative to the acquisition of Visual Frontier
(BVI), Ltd. will be filed by amendment not later than 75 days after May 27, 2003, the date of the acquisition.

(c) The following exhibits are filed as part of this report:

EXHIBIT NUMBER                          DESCRIPTION
--------------                          ------------------------
     3.1                                Stock Purchase Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Visual Frontier (BVI), Ltd.
                                            (Registrant)

                            By  /s/ Moreal Chu
                                ------------------------------------------
Date June 6, 2003                  Name: Moreal Chu
                                   Position: President and General Manager

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